Exhibit 99.06

Southern Company
Kilowatt-Hour Sales and Customers
(In Millions of KWHs)

	Three Months Ended June				Year-To-Date June
	2022	2021	Change	Weather Adjusted Change	2022	2021	Change	Weather Adjusted Change
Kilowatt-Hour Sales-
Total Sales	51,541	46,020	12.0%		100,269	92,442	8.5%

Total Retail Sales-	37,072	34,655	7.0%	2.3%	72,228	69,306	4.2%	1.5%
Residential	12,062	10,838	11.3%	1.0%	24,166	22,878	5.6%	(0.1)%
Commercial	12,246	11,500	6.5%	2.2%	23,233	22,243	4.5%	2.1%
Industrial	12,615	12,162	3.7%	3.7%	24,527	23,870	2.8%	2.8%
Other	149	155	(4.2)%	(4.4)%	302	315	(4.4)%	(4.4)%

Total Wholesale Sales	14,469	11,365	27.3%	N/A	28,041	23,136	21.2%	N/A

(In Thousands of Customers)

					Period Ended June
					2022	2021	Change
Regulated Utility Customers-
Total Utility Customers-					8,724	8,659	0.8%
Total Traditional Electric					4,410	4,359	1.2%
Southern Company Gas					4,314	4,300	0.3%